EXHIBIT 10.4
                       ODYSSEY MARINE EXPLORATION, INC.
                     SERIES B CONVERTIBLE PREFERRED STOCK
                             PURCHASE AGREEMENT

                         Dated as of February 28, 2001



                        ODYSSEY MARINE EXPLORATION, INC.

                 Series B Convertible Stock Purchase Agreement

     Series B Convertible Stock Purchase Agreement (this "Agreement") dated as of February 28, 2001 is entered into by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), John C. Morris and Gregory P. Stemm (the "Founders"), and the MacDougald Family Limited Partnership, a Nevada limited partnership (the "Purchaser"). Certain capitalized terms used herein are defined in Section 10 of this Agreement.

     WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, certain shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), Series B Preferred Stock (defined below), and warrants to purchase additional shares of Common Stock in the amounts and at the exercise prices set forth herein and therein;

     WHEREAS, as an inducement and as a condition to entering into this Agreement, the parties shall concurrently execute and deliver the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement"); and

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company to enter into this Agreement and the Transaction Documents (as defined in Section 6.3 of this Agreement);

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

1.   Authorization and Sale of Shares

     1.1 Authorization. The Company has duly authorized, and taken all such corporate and other action necessary for, the sale, issuance, and delivery of, pursuant to the terms of this Agreement:

          (a) an aggregate of Eight Hundred Sixty Four Thousand Eight (864,008) shares of Common Stock;

          (b) an aggregate of Eight Hundred Fifty Thousand (850,000) shares of Series B Convertible Preferred Stock, $0.0001 par value per share (the "Series B Preferred Stock"), having the rights, privileges, and preferences set forth in the Certificate of Designations attached hereto as Exhibit A (the "Designations"), which Designations have been adopted by the Company and filed with the Secretary of State of the State of Nevada; and

          (c) an aggregate of 1,889,000 warrants of the Company (the "Warrants") to purchase shares of Common Stock, such Warrants to be issued pursuant to Warrant Agreements (as may be amended, restated, or modified from time to time, the "Warrant Agreements") substantially in the forms attached hereto as Exhibit B, each Warrant evidencing the right to receive (subject to adjustment as provided in the Warrant Agreement), upon payment of the exercise price therefor, one share of Common Stock, exercisable upon the terms and conditions set forth in such Warrants generally as follows:

               (i) Seven Hundred Twenty Two Thousand (722,000) Warrants to purchase shares of Common Stock at an exercise price of $3.00 through the expiration date of February 28, 2003;

              (ii) One Hundred Twenty Thousand (120,000) Warrants to purchase shares of Common Stock at an exercise price of $2.50 through the expiration date of March 31, 2002;

             (iii) Eight Hundred Seventeen Thousand (817,000) Warrants to purchase shares of Common Stock at an exercise price of $2.00 through the expiration date of February 28, 2003, and

              (iv) Two Hundred Thirty Thousand (230,000) Warrants to purchase shares of Common Stock at an exercise price of $0.30 through the expiration date of February 28, 2004.

     1.2 Sale of Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) the Company will sell and issue to the Purchaser, and the Purchaser agrees to purchase, 864,008 shares of Common Stock, 850,000 shares of Series B Preferred Stock, and Warrants to purchase up to 1,889,000 shares of Common Stock (such Common Stock, Series B Preferred Stock, and the Warrants to be purchased hereby, together, the "Securities") for an aggregate purchase price of $3,000,000 (the "Purchase Price").

     1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general working capital needs.

2. The Closing. The closing (the "Closing") of the sale and purchase of the Securities under this Agreement shall take place at the offices of Carlton Fields, P.A., One Harbour Place, 777 South Harbour Island Boulevard, Tampa, Florida, at 5:00 p.m. on February 28, 2001. At the Closing, the Company shall deliver to the Purchaser certificates for the number of shares of Common Stock, Preferred Stock, and Warrants being purchased by the Purchaser at the Closing, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, by certified or bank cashier's check or by wire transfer as specified by the Company in writing. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 6 shall not have been met, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3. Representations of the Company. Except as disclosed by the Company in Exhibit C hereto, or in any of the Company's disclosure documents on file with the Securities and Exchange Commission, the Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and correct. Exhibit C shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Section 3, and the disclosures in any paragraph of Exhibit C shall qualify all of the representations and warranties of this Section 3.

     3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 6.3 (the "Transaction Documents") and to carry out the transactions contemplated by this Agreement and the Transaction Documents. The Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Material Adverse Effect"). The Company has furnished to the Purchaser true and complete copies of its Articles of Incorporation and Bylaws, each as amended to date and presently in effect. To the Company's knowledge, it has at all times complied with all provisions of its Articles of Incorporation and Bylaws and is not in default under, or in violation of, any such provision.

     3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of: (a) One Hundred Million (100,000,000) shares of Common Stock, of which 16,776,171 shares are issued and outstanding and 4,888,518 shares have been reserved for issuance pursuant to outstanding warrants, options, and the Employee Stock Option Plan of the Company, and (b) Ten Million (10,000,000) shares of Preferred Stock, $.0001 par value per share, "Preferred Stock"), of which (x) 700,000 shares have been designated as Series A Preferred Stock, 190,000 of which shares were issued but none of which are currently outstanding and (y) of which 850,000 have been designated as Series B Preferred Stock, none of which are issued or outstanding. The rights, privileges, and performances of the Series B Preferred Stock are as stated in the Designations. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Securities to be sold and issued as provided in this Agreement, (i) no subscription, warrant, option, or other right (written or oral, or contingent or otherwise) to purchase or acquire any shares of, or any security directly or indirectly convertible in or exchangeable or exercisable for, any capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company, and (v) there are no voting agreements or similar arrangements among the Company or any of its stockholders. All of the issued and outstanding shares of capital stock of the Company have been offered, issued, and sold by the Company in compliance with all applicable federal and state securities laws.

     3.3 Subsidiaries. Except as detailed in the Company's Form 10-KSB dated February 29, 2000, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

     3.4     Securityholder Lists and Agreements.   The Company has furnished
the Purchaser with a list of the common stockholders of the Company, as provided by the Company's transfer agent, showing the number of shares of Common Stock held by each known stockholder as of the date of the report. Exhibit C contains a true and complete list of all other outstanding securities issued by the Company including options, warrants, and other securities directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company, the exercise or conversion price thereof, and the number and type of securities issuable thereunder. Except as provided in this Agreement and the Exhibits hereto, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), or disposition. There are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company.

     3.5 Issuance of Securities. The issuance, sale, and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants, have been, duly authorized by all necessary corporate action on the part of the Company, including its Board of Directors and its stockholders, and all such shares have been duly reserved for issuance. The Securities, when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, when issued upon such conversion, or exercise, shall be duly and validly issued, fully paid, and nonassessable, and shall be free and clear of any liens, encumbrances, security interests, charges, or restrictions ("Liens"), or pre-emptive or other similar rights.

    3.6 Authority for Agreement; No Conflict. The execution, delivery, and performance by the Company of this Agreement and the Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Transaction Documents when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Transaction Documents and compliance with their respective provisions by the Company will not: (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, results in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this
Section 3.6(c) which do not and will not, individually or in the aggregate, have a Material Adverse Effect, (c) result in the imposition of any Security Interest upon any assets of the Company, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

     3.7 Governmental Consent. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any court, arbitration tribunal, administrative agency, commission, or other governmental authority or instrumentality (each hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, the offer, issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Transaction Documents, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit C. Based on the representations made by the Purchaser in
Section 5 of this Agreement, the offer and sale of the Securities to the Purchaser and the Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, will be in compliance with applicable federal and state securities laws, including the registration provisions thereunder.

     3.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or the Founders, which questions the validity of this Agreement or the right of the Company or the Founders to enter into it, or which might result, either individually or in the aggregate, in a Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or the Founders by reason of the past employment relationships of the Founders, the proposed activities of the Company, or negotiations by the Company and/or the Founders with possible investors in the Company. The Company is not subject to any outstanding judgement, order, or decree.

     3.9 Compliance. The Company is in compliance with, and in all material respects has complied with, all laws, regulations, and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement, or instrument to which the Company is a party or by which it is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, in the future is reasonably likely to result in or have a Material Adverse Effect. To the best of the Company's knowledge, neither the Founders nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition, or non-solicitation.

     3.10 Employees. All employees of the Company who have access to confidential or proprietary information of the Company have executed and delivered Employment agreements which contain nondisclosure/non-competition agreements, and all of such agreements are in full force and effect. The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company, to the best of its knowledge, has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

     3.11     Financial Statements and SEC Documents.

          (a) The Company has prepared and furnished to the Purchaser the audited balance sheets of the Company as of the end of the fiscal years ending February 28, 1998, February 28, 1999 and February 29, 2000, and the audited statements of operations, shareholders' equity, and statement of cash flow for each of such fiscal years, each accompanied by the related report of Giunta, Ferlita & Walsh, P.A. independent certified public accountants. The Company also has prepared and furnished to the Purchaser, the unaudited balance sheets of the Company as of the end of each quarter of the Company ending after February 29, 2000 and the unaudited statements of operations and statements of cash flow for the respective quarters then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 3.11: (a) are in accordance with the books and records of the Company, (b) present fairly the financial position of the Company as of the dates and the results of operations and changes in financial position for the periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Exhibit C sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested, or required with respect to Company.

          (b) The Company has filed and provided to the Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") since March 1, 1998 (the "SEC Documents") which are all the documents that the Company was required to file with the SEC since such date. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and, to the Company's knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which were material) the financial position of the Company and its subsidiaries, if any, as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein. The Company has no material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the SEC Documents.

     3.12 No Liabilities. Except as reflected in the financial statements furnished pursuant to this Agreement or as described in Exhibit C, there are no material liabilities of the Company. Except as described in Exhibit C, since November 30, 2000: (a) the Company has not incurred any material liabilities (whether contingent or absolute, matured or unmatured, or known) other than in the ordinary course of business, and (b) there have been no events, changes, developments, or occurrences that have had, or which would have, individually or in the aggregate, a Material Adverse Effect on the Company.

     3.13 Taxes. The Company has duly filed all tax returns required to be filed by the Company on or before the Closing Date with respect to all applicable taxes. No material penalties or other charges are or will become due with respect to any of tax returns as the result of the late filing thereof. To the best of the Company's knowledge, all of the Company's tax returns are true and complete in all respects. The Company (i) has paid all taxes due or claimed to be due by any taxing authority in connection with any of the Company's tax returns (without regard to whether or not such taxes are shown as due on such tax returns), or (ii) have established in financial statements provided to the Purchaser adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such taxes. The amounts set up as reserves for taxes on the financial statements of Company furnished to the Purchaser are sufficient for the payment of all unpaid taxes, whether or not such taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture, or other entity. There is no action, suit, proceeding, audit, investigation, or claim pending or, to the knowledge of the Company, threatened in respect of any taxes for which the Company is or may become liable, nor has any deficiency or claim for any such taxes been proposed, asserted or, to the knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. There is no agreement, waiver, or consent providing for an extension of time with respect to the assessment or collection of any taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

     3.14   Real Property.   The Company has not owned and does not own any
real property.

     3.15 Assets. The Company has good, valid, and marketable title to all assets owned by it, including, without limitation, all assets reflected in the balance sheets furnished to the Purchaser and all Assets purchased by the Company since February 29, 2000 (except for assets reflected in such balance sheets or acquired since February 29, 2000, that have been sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens. All personal property of the Company is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used.

     3.16    Insurance.   Exhibit C lists and briefly describes all policies
of title, asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; (d) are valid and outstanding policies enforceable against the insuror; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties, and provide adequate insurance coverage for the businesses and assets of the Company; and (f) provide that they will remain in full force and effect through the respective dates set forth in Exhibit C.

     3.17   Intellectual Property.   The Company has no knowledge, and has
received no notice to the effect that it has, or is claimed to have, infringed any intellectual property or legally protectable right of another.

     3.18   Debt Instruments.   Exhibit C lists and briefly describes the
material terms, provisions, and conditions of all mortgages, indentures, notes, guarantees, and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company is a party or which has been assumed by the Company or to which any assets of the Company are subject and, with respect to each arrangement so listed, briefly describes the principal amount, interest rate, original and maturity dates and any sinking fund installments, prepayment premiums, restrictive covenants, and any other material provisions. Exhibit C lists and briefly describes the materials terms, provisions, and conditions of all guarantees made by any of the shareholders guaranteeing any obligation of the Company. The Purchaser will not become a guarantor of any obligation of the Company as a result of the transactions contemplated by this Agreement and specifically, as a result of its status as a shareholder of the

Company. The Company has performed all the obligations required to be performed by it to date and is not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     3.19   Other Agreements.   Except as disclosed and briefly described in
Exhibit C, all material contracts, agreements, leases, commitments, and other instruments to which the Company is a party or by which the Company is bound at the date hereof and which are required to be filed as an exhibit to the SEC Documents have been so filed.

     3.20   Books and Records.   The books of account, share records, minute
books, and other records of the Company are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the financial statements of the Company furnished to the Purchaser.

     3.21   Pension and Benefit Plans.   The Company's only benefit plan
consists of health insurance paid by the Company for its employees.

     3.22   Environmental.

          (a) The Company has complied and is materially in compliance with all Environmental Laws (as defined below).

          (b) The Company has no material liability under any Environmental Law. There are no pending or to the knowledge of the Company threatened actions, suits, claims, legal proceedings, or other proceedings based on, and the Company, no officer, director, or shareholder of the Company has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) that might form the basis for any such actions or notices arising out of or attributable to: (i) the off-site disposal or treatment of Hazardous Materials (as defined below) originating on or from the business or assets of the Company; (ii) any facility operations, procedures, or designs of the Company that do not conform to requirements of the Environmental Laws; or (iii) any violation of Environmental Laws arising from the Company's activities involving Hazardous Materials.

          (c) To the best of its knowledge, the Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates, and approvals required under any Environmental Law. A true and complete list of such permits, licenses, certificates, and approvals, all of which are valid and in full force and effect, is set out in Exhibit C. Except in accordance with such permits, licenses, certificates, and approvals, there has been no release or discharge of any other material regulated by such permits, licenses, certificates, or approvals.

     3.23 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any report, certificate or instrument furnished to the Purchaser in connection with the transactions contemplated by this Agreement, when read together with the SEC Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4. Representations of Founders. The Founders, jointly and severally, represent and warrant to the Purchaser as follows:

     4.1 Conflicting Agreements. The Founders are not and will not be as of the date of the Closing, as a result of the nature of the business conducted or proposed to be conducted by the Company or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company of with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, relevant to or affecting the right of the Founders to be employed by the Company. No such relationship, term, contract, agreement, judgment, decree, or order conflicts with the Founders' obligations to use their best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, contract, agreement, judgment, decree or order.

     4.2 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, relevant to the Company's business, pending or, to the best of the Founders' knowledge, threatened against the Founders, and, to the best of the Founders' knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

     4.3 Stockholder Agreements. Except as contemplated by or disclosed in this Agreement, the Founders are not a party to and have no knowledge of any agreement, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Company, including, without limitation, agreements to which they are a party.

     4.4 Representations and Warranties of the Company. To the best of the Founders' knowledge, the representations and warranties of the Company set forth in Section 3 are true and correct.

5. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

     5.1 Investment. The Purchaser is acquiring the Securities, and the shares of Common Stock into which the Series B Preferred Stock may be converted or which may be acquired upon exercise of the Warrants, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     5.2 Authority. The Purchaser has full power and authority to enter in to and to perform this Agreement in accordance with its terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     5.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, the SEC Documents, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof. The Purchaser has been represented by counsel or other advisors of his choosing.

6. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing,

     6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 3 and 4 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

     6.2 Performance. The Company and the Founders shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or the Founders prior to or at the Closing.

     6.3     Transaction Documents.

          (a) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and the Purchaser.

     6.4     Compliance Certificates.  The Company shall have delivered to the
Purchaser:

          (a) a certificate, dated as of the Closing Date, signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect that the conditions specified in Sections 6.1, 6.2, 6.6, 6.7 and 6.8 of this Agreement have been satisfied; and

          (b) copies of all documents that the Purchaser may reasonably request relating to the existence of the Company and certified copies of resolutions or written consents duly adopted by the Company's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as the Purchaser and its counsel shall request.

     6.5 Opinion of Counsel. The Purchaser shall have received from counsel to the Company an opinion in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Closing Date.

     6.6 Consents. The Company: (a) shall have secured all contractual and other third party consents, including without limitation, any consent required from the holders of the Series A Preferred Stock, required in connection with the transactions contemplated by this Agreement in form and substance satisfactory to the Purchaser, and (b) the Company shall have made or obtained all consents of, filings or registrations with, and notifications to, all Governmental Entities required for consummation of the transactions contemplated hereby, including without limitation, those required under all applicable federal and state securities laws, and which shall be in full force and effect and all waiting periods required by law shall have expired.

     6.7 No Pending Actions. No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the Purchaser to acquire the Securities, or (d) affect adversely the business, assets, properties, operation (financial or otherwise) or prospects of the Company (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     6.8 No Material Adverse Change. Since August 31, 2000, there shall not have been any material adverse change in the financial condition, results of operations, business, business prospects, personnel, assets or liabilities (contingent or otherwise) of the Company, except in the normal course of business.

     6.9     Other Matters.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7. Condition to the Obligations of the Company. The obligations of the Company to perform this Agreement and to purchase the Securities are subject to fulfillment, or the waiver, of the following condition on or before the
Closing:

     7.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 5 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made and as of that date.

8.   Affirmative Covenants of the Company.

     8.1 Inspection and Observation. The Company shall permit the Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested. If at any time while (a) the Purchaser holds any Securities, or any shares of Common Stock in which the Securities may be converted or acquired upon exercise thereof, and (b) no designee of the Purchaser is a member of the board of directors of the Company, a representative of the Purchaser shall have the right to notice of, and the right to attend, all meetings of the Company's board of directors.

     8.2     Operation of Business of Company.

          (a) The Company shall, through the Closing Date: (i) preserve its business organizations and its present relationships with customers, suppliers, consultants, employees, and any other persons having business relations with it; and (ii) maintain its assets in customary repair and condition.

          (b) Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, the Company shall, through the Closing Date, conduct its business only in the ordinary course of business and, in addition, not: (i) issue any capital shares or any options, warrants, or other rights to subscribe for or purchase any of its capital shares or any securities convertible into or exchangeable for its capital shares; (ii) declare, set aside, or pay any dividend or distribution with respect to its capital shares; (iii) directly or indirectly redeem, purchase, or otherwise acquire any of its capital shares; (iv) effect a split, reclassification, or other change in or of any of its capital shares; (v) amend its Articles of Incorporation or Bylaws (except for such changes and amendments in the Articles of Incorporation of the Company as may be required by this Agreement); (vi) grant any increase in the compensation payable or to become payable by the Company to its officers or employees or enter into any bonus insurance, pension, or other benefit plan, payment, or arrangement for or with any of such officers or employees other than in the ordinary course of business; (vii) borrow or agree to borrow any funds or directly or indirectly guarantee or agree to guarantee the obligations of others; (viii) enter into any agreement that may have a Material Adverse Effect; (ix) place, or allow to be placed, an encumbrance on any of its assets; (x) cancel any indebtedness owing to the Company or any claims that the Company may possess, or waive any rights of substantial value; (xi) sell, assign, or transfer any intellectual property; (xii) sell or otherwise dispose of any interest in any asset, other than in the ordinary course of business, and (xiii) violate any law; (xiv) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect; or (xv) make any loan or advance to any shareholder, officer, or director of the Company or to any other person, firm, or corporation. Prior to the Closing Date, the Company (i) will not do or agree to do any of the things listed in clauses (i) through (xv) of this Section 8.2(b), and (ii) will maintain all insurance as currently maintained.

          (c) The Company shall notify the Purchaser promptly of any material adverse change in its business, operations, prospects, condition (financial or otherwise), assets, or liabilities, including, without limitation, copies of all documents relating thereto) concerning all claims instituted, threatened, or asserted again or affecting the Company or its business or assets at law, in equity, or admiralty, before or by any court or Governmental Entity.

          (d) The Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

     8.3 Financial Statements and Other Information. The Company shall deliver to the Purchaser so long as it holds any of the Securities or any shares of the Common Stock into which the Securities may be converted or acquired upon exercise thereof:

          (a) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and statements of income and of cash flows of the Company for such year;

          (b) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

          (c) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

          (d) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and with reasonable promptness, such other information and data as the Purchaser may from time to time reasonably request.

     8.4 Material Changes and Litigation. The Company shall promptly notify the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a Material Adverse Effect.

     8.5 Agreements with Employees. The Company shall require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into a nondisclosure/non-competition agreement, or an employment agreement which contains nondisclosure/non-competition agreements.

     8.6     Directors.

          (a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected a director solely or in part by the holders of the Shares for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the board of directors of the Company or any committee thereof.

          (b) The Board of Directors of the Company shall meet on at least a quarterly basis unless otherwise agreed by a majority of the members of the board of directors who are not employees of the Company or a subsidiary of the Company.

          (c) The Company shall provide directors' and officers' liability insurance for all directors of the Company elected by holders of the Series B Preferred Stock for such reasonable amounts as may be determined by the Purchaser or at the Company's option, a specific indemnification from liability, in such form as is reasonably acceptable to the Purchaser, for such elected directors.

     8.7 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon (a) conversion of all of the outstanding Series B Preferred Stock, and (b) exercise of the Warrants.

    8.8     Related Party Transactions; Options.

         (a) The Company shall not enter into any agreement with any officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

         (b) The affirmative vote of both a majority of the members of the board of directors, and the directors elected solely by the holders of the Shares, shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any person.

9.   Transfer of Securities.

     9.1     Restricted Shares.  "Restricted Shares" means (i) the Securities,
(ii) the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, (iii) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Co-Sale Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, how that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares: (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

     9.2     Requirements for Transfer

          (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no such registration or opinion of counsel shall be required for (i) a transfer by the Purchaser to a partner of the Purchaser or a withdrawn partner of the Purchaser who withdraws after the date hereof, or to the estate of any such partner or withdrawn partner; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

     9.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

10.   Definitions     As used herein, the following defined terms shall have
the following meanings:

     "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

     "Environmental Laws" means any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health, or welfare, or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "ESOP" means an "employee share ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

     "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) that are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the real property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the real property or to adjacent properties; (iv) that contain without limitation polychlorinated biphenyls
(PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) that pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

     "Minimum-Funding Plan" means a Pension Plan that is subject to title I, subtitle B, part 3, of ERISA (concerning "funding").

     "Other Arrangement" means a benefit program or practice providing for vacation pay, severance pay, insurance, restricted shares, share options, tuition reimbursement, or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers, or independent contractors that is not a Plan.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

     "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

     "Plan" means any plan, program, or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) that was or is established or maintained by the Company;
(b) to which the Company contributed or was obligated to contribute or to fund or provide benefits; or (c) that provides or promises benefits to any person who performs or who has performed services for the Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

     "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

     "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

     "Title I Plan" means a Plan that is subject to Title I of ERISA.

     "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

11.  Miscellaneous

     11.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser, in accordance with the Co-sales Agreement, to any person or entity to which Securities are transferred by the Purchaser, and such transferee shall be deemed the "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

     11.2 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 11.2 by the Purchaser); provided, however, that the Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Securities from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
Section 11.2, (iii) to any affiliate of the Purchaser or to a partner of the Purchaser, provided that such partner agrees in writing to be bound by the provisions of this Section 11.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding any other provisions of this
Section 11.2, the Purchaser shall be free to use the Residuals (as defined below) of any Confidential Information for any purpose, subject only to any patents or copyrights of the Company in such Confidential Information. The term "Residuals" shall mean any information in non-tangible form which is retained in the memory of the Purchaser or any partner, employee or Representative of the Purchaser.

     11.3 Survival of Representations. All agreements, representation, and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of three years.

     11.4 Expenses. The Company and the Purchaser shall each be liable for their own expenses in conjunction with the transactions contemplated by this Agreement.

     11.5 Brokers. The Company, each Founder, and the Purchaser (i) represents and warrants to the other parties hereto that he or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     11.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     11.7     Specific Performance.   In addition to any and all other
remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     11.8     Governing Law.   This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereon).

     11.9     Notice.   All notices, requests, consents, and other
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after, being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company:     Odyssey Marine Exploration, Inc.
                            3604 Swann Avenue
                            Tampa, Florida 33609
                            Attn:  John C. Morris

     If to the Purchaser:   MacDougald Family Limited Partnership
                            260 First Avenue South, Suite 110
                            St. Petersburg, Florida 33701
                            Attn:  James E. MacDougald

or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser;

     With a copy to:        Richard A. Denmon, Esq.
                            Carlton Fields, P.A.
                            777 South Harbour Island Boulevard
                            Tampa, Florida 33602

     If to the Founders:    at the address set forth below the Founders'
                            signatures to this Agreement.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 11.9.

     11.10 Complete Agreement. This Agreement (including its Exhibits) and the Transaction Documents constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     11.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 90% of the Series B Preferred Stock or, if no Series B Preferred Stock remains outstanding, of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants. Notwithstanding the foregoing, (i) this Agreement may be amended with the consent of the holders of less than all of the Series B Preferred Stock or of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants only in a manner which applies to all such holders in the same fashion, and (ii) no amendment to
Section 4 of this Agreement ("Representations of Founders") shall be effective as to a Founder who has not consented in writing to such amendment. Any amendment, termination or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Securities (including shares of Common Stock into which such Securities have been converted or issued upon exercise of the Warrants) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11.12 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     11.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     11.14 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

12. Press Release. The Purchaser and the Company will work together to issue a mutually agreeable press release regarding this transaction upon the Closing.

13. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or any of the Transaction Documents, whether grounded in tort, contract or otherwise.

[Remainder of Page Intentionally Blank.  Signatures on Next Page.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first written above.
COMPANY:

ODYSSEY MARINE EXPLORATION, INC.,
a Nevada corporation


By: /s/ John C. Morris
     John C. Morris,
     President


PURCHASER:

MACDOUGALD FAMILY LIMITED
PARTNERSHIP, a Nevada limited
partnership

By: MACDOUGALD MANAGEMENT, INC.,
    a Nevada corporation, General
    Partner

By: /s/ James E.MacDougald
    James E. MacDougald,
    President


FOUNDERS:


/s/ John C. Morris
JOHN C. MORRIS

Address:_____________________________
____________________________________


/s/ Gregory P. Stemm
GREGORY P. STEMM

Address:_____________________________
____________________________________

                                   EXHIBIT A

                [ NOTE:  EXHIBIT A IS CONTAINED IN EXHIBIT 3.3
                        TO THIS REPORT ON FORM 8-K ]

                                  EXHIBIT B

                        Odyssey Marine Exploration, Inc.
                Incorporated Under the Laws of the State of Nevada



No. 020601-X                                             XXX,XXX Common

                          Certificate for Common Stock
                              Purchase Warrants


     1. This Warrant Certificate certifies that MacDougald Family Limited Partnership, a Nevada Limited Partnership, or registered assigns ("Warrant Holder"), is the registered owner of the above-indicated number of Warrants expiring Month XX, XXXX ("Expiration Date"). One (1) Warrant entitles the Warrant Holder to purchase one share of common stock, $0.0001 par value ("Share"), from Odyssey Marine Exploration, Inc., a Nevada corporation ("Company"), at a purchase price of $X.XX per share of Common Stock ("Exercise Price"), commencing February 26, 2001, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the offices of the Company, 3604 Swann Avenue, Tampa, Florida 33609, but only subject to the conditions set forth herein.

     2. Upon due presentment for transfer of this Warrant Certificate at the offices of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of this Warrant, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in this Warrant.

     3. The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated herein. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate, the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     4. No Warrant may be exercised after 5:00 p.m. Eastern Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

     5. After each adjustment of the Exercise Price pursuant to this paragraph 5, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted pertinent Exercise Price into the original pertinent Exercise Price. The pertinent Exercise Price shall be subject to adjustment as follows:

     In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

     6. The Company agrees to include the shares underlying this Warrant Certificate in the next Registration Statement that the Company files with the Securities and Exchange Commission. If this Registration Statement is declared effective by the SEC, the Company agrees to use its best efforts to keep the Registration Statement effective until all warrants have been exercised or the Expiration Date, whichever occurs first. In the event that the Registration Statement is not declared effective by the SEC for any reason, including withdrawal of the Registration Statement by the Company, the Company agrees to include these shares in the next Registration Statement filed by the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary.

     Dated: February _____ , 2001

Odyssey Marine Exploration, Inc.



________________________________     __________________________________
David A. Morris, Secretary           John C. Morris, President

                       Odyssey Marine Exploration, Inc.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties                Custodian
JT TEN  - as joint tenants with right             (Cust)    (Minor)
          of survivorship and not as              under Uniform Gifts
          tenants in common                       to Minors Act _______
                                                                (State)

Additional abbreviations may also be used though not in the above list.

                              FORM OF ASSIGNMENT

               (To be executed by the Registered Holder if he
                 desires to assign Warrants evidenced by the
                         within Warrant Certificate)

     FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto ______________________________ Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ______________________ ______________ Attorney to transfer the said
Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.


Dated:  ______________________            ______________________________
                                                     Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


Signature Guaranteed:  __________________________________________

                           FORM OF ELECTION TO PURCHASE

             (To be executed by the Holder if he desires to exercise
              Warrants evidenced by the within Warrant Certificate)


To Odyssey Marine Exploration, Inc.:

The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address):
     ________________________________________________________________

     ________________________________________________________________

     ________________________________   _____________________________
                                        (Social Security or Tax ID #)

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

     _____________________________________________________________

     _____________________________________________________________
                     (Please print name and address)


Dated: ____________________     Signature: ________________________

NOTICE:     The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                                   EXHIBIT C

Section

3.4  Common Stock and Securities

      1. Item 3.4 a - The Company has issued 2,842,572 shares of common stock from December 31, 2000 to the date of closing, as detailed in the attached schedule.

      2. Item 3.4 b - Schedule of warrants for the purchase of common stock

      3. Item 3.4 c - Schedule of options granted under the 1997 Stock Option Plan. On January 11, 2001, the Board of Directors authorized the Company to seek shareholder approval for a 1,000,000 share expansion of the 1997 Stock Option Plan to a total of 3,000,000 shares. These shares are included in the shares reserved as stated in item 3.2 a.

      4. Exhibit 3.4 d - Schedule of Notes convertible to common stock. On February 28, 2001, Jim Cooke officially elected to convert his entire note and an additional $7,500 of debt to common stock, and Tim Brasel elected to convert $33,000 of his note to common stock. The shares to be issued pursuant to these conversions have been included in the share calculation to the Purchasers, and in the reserved shares in Item 3.2 a.

      5. Exhibit 3.4 e - Schedule of Cambridge Revenue Participation Certificates, including the number of shares reserved for conversion to common stock.

      6. Exhibit 3.4 f - Schedule of non-convertible Republic Revenue Participation Certificates.

3.7   Government consents

      1. The Company will file a Form 8k with the SEC reporting a change in control after the closing.

3.15  Asset encumbrances

      1. Robert Stemm, Greg Stemm's father, has extended a loan to the Company which becomes due March 31, 2001. The loan is secured by an inventory of raw emeralds, recorded on the books as a $20,000 value. As of February 7, 2001, the principal and interest on the loan totals $55,100.87.

3.16  Insurance

      1. Exhibit 3.16a - Schedule of coverage for General Property and Liability Insurance, and Marine Equipment Insurance

      2. The Company provides basic health insurance for it's employees through a group plan underwritten by United Healthcare of Florida.

3.18  Debt Instruments

      1. Exhibit 3.18- Schedule of notes after 2/28 conversion

Schedules to Exhibit C

Item 3.4 a) Securityholder List as of February 28, 2001

                                                          Shares
Securityholder List as of December 31, 2000           13,933,599

Additional Common Stock Issued through
February 26,2001

Donald H. Kagin                                           349,805
Andrew Lustig                                             145,752
Bleu Ridge Consultants, Inc. Profit Sharing Plan          145,752
Richard Pawliger                                           72,876
Neal J. fink,Co-Trustee Adele S Fink Rev Trust #2          43,726
Jim Cooke                                                 349,650
Eugene Cooke                                              424,405
John Morris                                               500,000
Greg Stemm                                                500,000
David Morris                                              250,000
John Astley                                                60,606
      Total new issuances of common stock               2,842,572

      Total issued and outstanding common shares       16,776,171


Item 3.4 b) Schedule of Warrants for the purchase of common stock

Issued                 Number of shares      Warrant         Expiration
For                    underlying warrants   price /share    Date of Warrant

   Loan consideration           60,000        $     0.30     Note 4
   Services                     25,000              0.68     5/1/03
   Preferred Series A           95,000              2.00     7/31/01
   Loan consideration           80,000              2.00     2/28/02
   Loan consideration           35,000              2.00     4/30/02
   Loan consideration           67,000              2.00     Note 4
   Private placement 0331      520,000              2.50     3/31/02
   Private placement 0629      110,000              2.50     6/30/02
   Loan consideration           10,000              3.00     2/28/02
   Loan consideration           20,000              3.00     4/30/02
   Loan consideration           11,000              3.00     Note 4
   Preferred Series A          190,000              3.50     7/31/01

Total All Warrants           1,223,000

Note 4 - The option may be exercised anytime within two years of the repayment of the loan

Item 3.4 c) 1997 Stock Option Plan

                         Non-statutory         Stock option  Expiration
                         Options               Price         Date

                               50,000          $    0.30     Exercised
                              255,000               0.30     2/28/04
                               49,500               0.33     1/31/05
                               50,000               0.40     1/22/03
                               25,000               0.50     4/30/04

                               25,000               0.50     9/30/04
                               70,000               1.00     2/28/03
                              217,500               1.50     2/28/03
                              515,000               2.00     2/28/03
                              735,000               3.00     2/28/03
                                8,000               4.00     2/28/03
Total Options Granted       2,000,000
    Options Exercised          50,000
    Options Outstanding     1,950,000


Item 3.4 d) Schedule of Options for the conversion of notes to common stock

                                  Debt As of     Conversion    Shares
Due Date        Noteholder        Feb 07, 01     Price/Share   Reserved

4/01/01         R Stemm           $ 55,100.87    $   0.50      110,202
2/28/01         Charitable Trust
                of Timothy Brasel   70,465.52        0.32      219,947
5/9/01          Jim Cooke           35,355.65        0.32      110,357

Shares reserved for conversion of notes                        440,506

Item 3.4 e) Convertible Cambridge Revenue Participation

Total sold                        $825,000
Total unsold                        75,000
Total offering                    $900,000

Shares reserved for conversion
at  $ 3.00 per share until
December 31, 2001                  275,012

Rights of RPC holders as a group
     100.00%                      up to $  825,000
       0.00%                      from $825,001 through $4,000,000
      24.75%                      from $4,000,001 through $35,000,000
      12.375%                     over $35,000,000


Item 3.4 f) Republic Revenue Participation Certificates

       Holders are entitled to 5% of the revenue generated from the Republic Project as detailed in the Private Placement Memorandum dated August 1, 2000.

     The Republic Revenue Participation Certificates are not convertible into any other class of security

Item 3.16 a) Insurance Coverage

General Property & Liability Coverage
The Hanover Insurance Company
Policy ZDJ 5347342 03

Commercial General Liability
     General Aggregate Limit                 $2,000,000.00
     Each Occurrence Limit                   $1,000,000.00
Fire Damage Limit                            $  100,000.00
Personal and Advertising Injury Limit        $1,000,000.00
Medical Expense Limit Any one person         $    5,000.00

Commercial Property
     Business Personal Property              $   12,000.00
     Windstorm/Hail Deductible               $      500.00
     Theft Deductible                        $      500.00
     Other Deductible                        $      500.00
     Coinsurance                                       80%

Commercial Inland Marine
     Data Processing Equipment               $   12,000.00
     Deductible                              $      250.00

Note: The policies are being revised for the new location and equipment purchases

Marine Equipment
Lloyds Underwriters
Cover Note H003064

All Risks of Physical Loss or Damage
(Including Transit)
Listed Marine Equipment                  Topside          Underwater
                                    $  37,130.00        $  60,090.00

Other Leased equipment is added when in use.
Note: The policies are being revised for the new location and equipment purchases

Item 3.18     Schedule of Notes and Loans

                                                                          Note
                                     Interest
Noteholder                                                        Date
   Due Date           Rate           Balance

Robert Stemm                                                   4/01/98
3/31/01               15%         $55,482.08

     The Note is secured by an inventory of raw emeralds valued at $20,000
     The Company can pay off this note or Mr. Stemm will renew for a period of two years at 10% interest

Charitable Remainder Trust
Of Timothy J. Brasel                                        2/26/99
2/28/01              15%         $          0.00

     On February 28, 01 Mr. Brasel agreed to exchange $33,000 for 100,000 shares of common stock and the Company paid off the balance of $37,947.58 in cash.

Jim Cooke as
Canyon Group, LLC              7/1/00   5/9/01     15%    $    0.00

     On February 28, 01, Mr. Cooke agreed to exchange $35,356 for 110,357 shares of restricted common stock and release the security interest in any collateral for the note.

                                EXHIBIT E

                       REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (this "Agreement") dated as of February 28, 2001, by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), and the parties identified in Exhibit A hereto (the "Purchasers").

                               RECITALS

     WHEREAS, on the date hereof, the Company, among others, will enter into a Series B Convertible Preferred Shares Purchase Agreement ("Stock Purchase Agreement") with the Purchaser whereby the Purchasers will purchase (a) 864,008 shares of common stock, $0.0001 par value per share of the Company ("Common Stock"), (b) all 850,000 shares of the Series B Preferred Stock, par value $0.0001 per share, to be issued by the Company ("Series B Preferred Stock"), and (c) warrants (the "Warrants") to purchase an aggregate of 1,889,000 shares of Common Stock of the Company, (such Common Stock, Series B Preferred Stock, and the Warrants, together, the "Securities");

     WHEREAS, the Series B Preferred Stock shall be convertible into, and the Warrants will be exercisable for, shares of Common Stock under the terms and conditions of the Series B Preferred Stock and the Warrants, respectively; and

     WHEREAS, as an inducement to enter into the Stock Purchase Agreement, and as a condition to the purchase of the Securities by the Purchasers in connection therewith, the Company has agreed to provide certain registration rights to the Purchasers as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Advice" shall have the meaning set forth in Section 5.2 hereof.

     "affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "Board" shall have the meaning set forth in Section 3.2(f) hereof.

     "Common Stock" shall have the meaning set forth in the Recitals of this Agreement.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Demand Period" shall have the meaning set forth in Section 3.1 hereof.

     "Demand Registration" shall have the meaning set forth in Section 3.1 hereof.

     "Demand Registration Request" shall have the meaning set forth in Section 3.2(a) hereof.

     "Demand Registration Statement" shall have the meaning set forth in
Section 3.2(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar law then in force.

     "Form S-3 Registration Statement" shall have the meaning set forth in
Section 3.2(b) hereof.

     "Initiating Holder" or "Initiating Holders" shall have the meaning set forth in Section 3.1 hereof.

     "Interim Demand Period" shall have the meaning set forth in Section 3.2(b) hereof.

     "NASD" shall mean the National Association of Securities Dealers.

     "Other Holders" shall have the meaning set forth in Section 4.4 hereof.

     "Person" means an individual, a partnership, an association, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department, agency or principal subdivision thereof.

     "Piggyback Notice" shall have the meaning set forth in Section 4.1 hereof.

     "Piggyback Registration" shall have the meaning set forth in Section 4.1 hereof.

     "Piggyback Registration Statement" shall have the meaning set forth in
Section 4.1 hereof.

     "Prospectus" is the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and material incorporated by reference in such prospectus.

     "Purchasers" shall have the meaning set forth in the first paragraph of this Agreement.

     "Registrable Securities" means, (i) shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued pursuant to the Company's Articles of Incorporation, as amended, in accordance with their terms, (ii) shares of Common Stock issuable upon exercise of the Warrants, (iii) shares of Common Stock sold to the Purchaser pursuant to the Stock Purchase Agreement,
(iv) any Common Stock issued or issuable with respect to the Securities by way of replacement, stock dividend, stock-split, or in connection with or combination of shares, recapitalization, or otherwise, and (v) shares of Common Stock acquired (including, without limitation, upon conversion of convertible securities, exercise of warrants, options or similar securities, or otherwise) by the Purchaser after the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale or transfer of such securities has been declared effective under the Securities Act, (b) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

     "Registration Statement" means any registration statement of the Company which covers any of its securities, including a prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

     "Registration Expenses" shall have the meaning set forth in Section 6.1 hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities" shall have the meaning set forth in the Recitals to this Agreement

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Series B Preferred Stock" shall have the meaning set forth in the Recitals to this Agreement.

     "Stock Purchase Agreement" shall have the meaning set forth in the Recitals of this Agreement.

     "Supplemental Demand Request" shall have the meaning set forth in Section 3.2(d) hereof.

     "Warrants" shall have the meaning set forth in the Recitals to this Agreement

     2.   Registrable Securities.

          2.1 Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

          2.2 Rights of Subsequent Holders. Subject to the restrictions on transferability as set forth on the legends affixed to certificates representing the Registrable Securities, any subsequent holder of Registrable Securities shall be entitled to all the benefits hereunder as a holder of such Registrable Securities.

     3.   Demands for Registration.

          3.1 Demand Registration. Commencing on the date of this Agreement and ending with the termination of this Agreement pursuant to Section 9.3 hereof ("Demand Period"), subject to the terms and conditions of this Agreement, one or more holders of the Registrable Securities may make a written request to the Company for registration under the Securities Act of all or part of their Registrable Securities ("Demand Registration"). Such holders of Registrable Securities making such a demand are sometimes referred to herein as "Initiating Holders" or individually an "Initiating Holder". A registration shall not be deemed to be a Demand Registration (i) unless a Registration Statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the holders of Registrable Securities participating in such registration and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Registrable Securities participating in such registration.

          3.2  Demand Procedure.

               (a) Subject to Section 3.2(b) hereof, during the Demand Period the Initiating Holders may deliver to the Company a written request (a "Demand Registration Request") that the Company register any or all of the Registrable Securities of such Initiating Holder(s).

               (b) Holders of Registrable Securities will be entitled to Demand Registration only if the Company is eligible to register the Registrable Securities on a Form S-3, or any successor form thereto, with the SEC ("Form S-3 Registration Statement"), and are registered under the Securities Act on such form. Further, holders of Registrable Securities are granted an unlimited number of Demand Registrations on a Form S-3 Registration Statement, but may make only one Demand Registration Request in any twelve-month period during the Demand Period (the "Interim Demand Period"). The Company shall only be required to file one Registration Statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to each Demand Registration Request. Notwithstanding anything to the contrary in this Section 3, the Company shall not be required to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3 if the holders of the Registrable Securities propose to offer or sell Registrable Securities having an aggregate offering price to the public of less than $500,000.

               (c) A Demand Registration Request shall (i) set forth the number of Registrable Securities intended to be sold pursuant to the Demand Registration Request, (ii) identify the Initiating Holders making the Demand Registration Request and the nature and amount of their holdings, (iii) specify the method of distribution, disclosing whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting, and (iv) identify any underwriter or underwriters proposed for the underwritten portion, if any, of such registration.

               (d) Upon the receipt by the Company of a Demand Registration Request in accordance with Section 3.2(c) hereof, the Company shall promptly give written notice of such request to all registered holders of Registrable Securities. The Company shall include in such notice information concerning whether all, part or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require holders of Registrable Securities to notify the Company of the means of distribution of their Registrable Securities to be included in the registration. If any holder of Registrable Securities who is not an Initiating Holder desires to sell any Registrable Securities owned by such holder, such holder may elect to have all or any portion of its Registrable Securities included in the Registration Statement by notifying the Company in writing (a "Supplemental Demand Registration Request") within ten
(10) days of receiving notice of the Demand Registration Request from the Company. The right of any holder to include all or any portion of its Registrable Securities in a Demand Registration Statement shall be conditioned upon the Company's having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this Agreement). All holders proposing to distribute their Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

               (e) If during any Interim Demand Period, the Company receives a Demand Registration Request from an Initiating Holder satisfying the requirements of Section 3.1 and 3.2(b) of this Agreement, the Company, subject to the limitations of Section 3.2(f) and Section 5 hereof, shall prepare and file a Registration Statement with the SEC on the appropriate form to register for sale all of the Registrable Securities that holders of the Registrable Securities requested to be registered pursuant to the Demand Registration Request or in any Supplemental Demand Registration Request timely received by the Company in accordance with Section 3(d) of this Agreement (a "Demand Registration Statement"). The Company shall use its commercially reasonable efforts (i) to cause such Registration Statement to become effective as soon as practicable and (ii) thereafter to keep it continuously effective and to prevent the happening of an event of the kind described in Section 5.1(c)(vi) hereof that requires the Company to give notice pursuant to Section 5.2 hereof, until the earlier of such time as all of the Registrable Securities included in the Registration Statement have been sold (or otherwise disposed of by the holder thereof) or one hundred eighty (180) days from the date of effectiveness of such Registration Statement.

               (f) It is anticipated that the Registration Statement filed with the SEC may allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by the Initiating Holders. If the Initiating Holders desire to distribute all or part of the Registrable Securities covered by its request by means of an underwriting, they shall so advise the Company in writing in their initial Demand Registration Request as described in
Section 3.2(c) hereof. Selection of the lead managing underwriter in any underwriting made in connection with a Demand Registration Request shall be subject to approval by the Company's Board of Directors (the "Board"), which approval shall not be unreasonably withheld.

               (g) In any registered offering pursuant to this Section 3 that becomes effective under the Securities Act in which a holder of Registrable Securities participates, the Company shall use its commercially reasonable efforts to keep available to such holder a Prospectus meeting the requirements of Section 10(a)(3) of the Securities Act and shall file all amendments and supplements under the Securities Act required for those purposes during the period specified in Section 3.2(e). The Company agrees to supplement or amend such Registration Statement, if required by the rules and regulations or instructions applicable to the registration form utilized by the Company, or, if applicable, the rules and regulations thereunder for shelf registrations pursuant to Rule 415 promulgated under the Securities Act, or as reasonably requested by holders of Registrable Securities covered by the Registration Statement, or any underwriter of the Registrable Securities. In any offering pursuant to this Section 3, the Company will promptly use its commercially reasonable efforts to effect such qualification and compliance as may be requested and as would permit or facilitate the distribution of the Registrable Securities, including, without limitation, appropriate qualifications under applicable blue sky or other state securities laws, appropriate compliance with any other governmental requirements and listing on a national securities exchange or inter-dealer quotation system on which the Registrable Securities are then listed.

               (h) Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company in writing that in its opinion market factors require a limitation on the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the holders in proportion (as nearly as practicable) to the respective amounts of Registrable Securities each holder otherwise sought to have registered pursuant to its Demand Registration Request or Supplemental Demand Registration Request (or in such other proportion as they shall mutually agree). Registrable Securities excluded or withdrawn from the underwriting pursuant to this Section 3.2(h) shall be withdrawn from the registration.

          3.3  Priority on Demand Registration.

               (a) The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the shares of Registrable Securities included in such registration, which consent will not be unreasonably withheld. If the holders of a majority of the shares of Registrable Securities included in such registration so request or otherwise agree, the Company may, in its reasonable discretion, include in any Demand Registration securities owned by the holders of Registrable Securities which are not Registrable Securities. If the Company permits the inclusion of such securities, holders owning such securities, in addition to the costs set forth in Section 6.2, shall pay all incremental costs associated with the inclusion of such securities in the Registration Statement, including but not limited to, all increments in registration, filing fees, and NASD fees.

               (b) If a Demand Registration involves an underwritten offering and the managing underwriter or underwriters shall advise the Company in writing that, in their opinion, the total number of Registrable Securities and, as permitted hereunder, other securities requested to be included in such offering exceeds the number which can be sold in such offering without an adverse effect on the success of such offering, then the Company will include in such Demand Registration, to the extent of the number which the Company is so advised can be sold in such offering without having such an adverse effect:
(i) first, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included (subject to the provisions of Section 3.2(h) hereof if all such Registrable Securities can not be included in such underwritten offering), and (ii) second, all other securities which are permitted to be included in such Registration Statement pursuant to Section 3.3(a) of this Agreement, allocated on a pro rata basis among the holders thereof based upon the total number of shares of such other securities proposed to be included in the registration. Notwithstanding any of the foregoing, securities which are not Registrable Securities shall only be included in such Demand Registration Statement to the extent that, in the opinion of the underwriters, such securities can be sold without having an adverse effect on the Company. Registrable Securities excluded or withdrawn from the underwriting in accordance with this Section 3.3(b) shall be withdrawn from the registration.

     4.   Piggyback Registrations.

          4.1 Right to Piggyback. If the Company proposes to file a Registration Statement in connection with a public offering of any of its securities (other than in connection with a Demand Registration and other than a Registration Statement on Form S-4 or Form S-8, or any comparable successor form or form substituting therefor, or filed in connection with any exchange offer or an offering of securities solely to the Company's existing shareholders) (a "Piggyback Registration Statement"), whether or not for sale for its own account, then each such time the Company shall give written notice of a proposed offering (a "Piggyback Notice") to the holders of Registrable Securities of its intention to effect such a registration at least twenty (20) days prior to the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the holders of Registrable Securities the opportunity to include in such Piggyback Registration Statement such amount of Registrable Securities as they may request ("Piggyback Registration"). The Company will, subject to the limitations set forth in Sections 4.3 and 4.4 of this Agreement, include in such Piggyback Registration Statement (and related qualifications under blue sky laws) and the underwriting, if any, involved therein, all Registrable Securities with respect to which the Company has received a written request for inclusion therein within fifteen (15) days after receipt of the Piggyback Notice (five
(5) days if the Company gives telephonic notice to all registered holders of the Registrable Securities, with written confirmation to follow promptly thereafter). Notwithstanding the above, the Company may determine, at any time, not to proceed with such Piggyback Registration Statement. Such determination, however, will be without prejudice to the rights of holders of Registrable Securities to demand the continuation of such Registration Statement under Section 3 hereof.

          4.2 Underwriting Agreement. To the extent that the holders of Registrable Securities request Piggyback Registration of their Registrable Securities, the holders of Registrable Securities shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter, if any, selected by the Company for such underwriting.

          4.3 Priority on Primary Registrations. If a Piggyback Registration involves an underwritten offering and the managing underwriter or underwriters of any such proposed public offering delivers a written opinion to the Company and the holders of Registrable Securities requesting registration under this
Section 4 that the total number or kind of securities which such holders and any other Persons entitled to be included in such public offering would adversely affect its ability to effect such an offering, then the Company may limit some or all the Registrable Securities and other securities that may be included in such registration and underwriting to the extent of the number or kind of securities which the Company is so advised can be sold in (or during the time of) such offering without having such an adverse effect, such that:
(a) first, all securities proposed by the Company to be sold for its own account, (b) second, the Registrable Securities requested to be included in the registration pro rata among the holders of the Registrable Securities requesting such registration, on the basis of the total number of shares of such securities that each such holder of the Registrable Securities otherwise proposed to include in the Piggyback Registration.

          4.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than holders of Registrable Securities (the "Other Holders"), and the managing underwriter or underwriters advises the Company in writing that in their opinion the number and kind of securities requested to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration (a) first, the Registrable Securities requested to be included in such registration hereunder up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in such offering, and if all such Registrable Securities can not be so included, then pro rata among the holders of Registrable Securities requesting such registration on the basis of the number of shares of Registrable Securities each holder otherwise sought to have included in the Piggyback Registration, and (b) second, the securities requested to be included therein by the Other Holders requesting such registration, up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in the offering.

          4.5 No Demand Registration. No registration of the Registrable Securities under this Section 4 of the Agreement shall be deemed to be a Demand Registration.

     5.   Registration Procedures.

          5.1 Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered for sale pursuant to this Agreement, whether pursuant to Section 3 or Section 4 hereof, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (a) Registration Statement. (i) Prepare and file with the SEC, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form (subject to the requirements of Section 3.2(b) hereof) under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and shall include all financial statements required by the SEC to be filed therewith; (ii) cooperate and assist in any filings required to be made with the NASD; and (iii) use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the holders whose Registrable Securities are covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters, and the Company will not file any Registration Statement, or any amendment or supplement thereto (except a Piggyback Registration or any amendment or supplement thereto) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, or the underwriters, if any, shall reasonably object; provided, further, however, that the Company may discontinue any registration of securities to be offered by the Company at any time prior to the effective date of the Registration Statement relating thereto.

               (b) Amendments and Supplements. (i) Prepare and file with the SEC such amendments, post-effective amendments, and supplements to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period, or such shorter period which will terminate when all the Registrable Securities covered by such Registration Statement have been sold; (ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.

               (c) Notifications. Notify the holders of Registrable Securities covered thereby and the managing underwriter or underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing: (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by Section 5.1(n) below cease to be true and correct; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus, or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference in order to make the statements therein not misleading in light of the circumstances under which they were made.

               (d) Stop-Orders and Suspensions. In the event of the issuance of a stop-order or a suspension in the sale of the Registrable Securities, make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or otherwise prohibiting the offer or sale of the Registrable Securities, including those issued by state governmental authorities, at the earliest possible moment.

               (e) Distribution Disclosures. If requested by the managing underwriter or underwriters or a holder of Registrable Securities if the Registrable Securities are being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and holders of majority of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters, and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment. The Company may require each of such holders to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

               (f) Copies of Registration Statement. Furnish to each holder of Registrable Securities which are covered by a Registration Statement pursuant to this Agreement and each managing underwriter, without charge, at least one signed or conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

               (g) Copies of the Prospectus. Deliver to each holder of Registrable Securities which are covered by a Registration Statement pursuant to this Agreement and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by the holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

               (h) Blue Sky Laws. Prior to any public offering of the Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions (where an exemption is not available) as such holder or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject or subject the Company to any income or sale tax in any such jurisdiction where it is not then so subject.

               (i) Removal of Legends. Cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such to be in such denominations and registered in such names as the managing underwriter or underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

               (j) Other Governmental Filings. Use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

               (k) Prospectus Amendments and Supplements. Upon the occurrence of any event contemplated by Section 5.1(c)(vi) above, prepare and promptly file a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading under the circumstances in which they were made.

               (l) Securities Exchange Listings. Use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed, if any.

               (m) Delivery of Certificates. Not later than the effective date of the applicable Registration Statement, use its reasonable best efforts to provide a CUSIP number for the Registrable Securities and provide the transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depository Trust Company.

               (n) Agreements and Further Actions. Enter into such customary agreements (including an underwriting agreement) and take all such other reasonable actions in connection therewith in order to facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and warranties to the holders of Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and covering matters including, without limitation, those set forth in an underwriting agreement; (ii) obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and not objected to by the holders of a majority of the Registrable Securities being sold), addressed to each holder selling Registrable Securities and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by a majority of the holders selling such Registrable Securities and the underwriters, if any;
(iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with primary underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to such section; and (v) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriter or underwriters, if any, to evidence compliance with Section 5.1(k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

               (o) Due Diligence Examination. Make available for inspection by the holders of a majority of the Registrable Securities being sold and any managing underwriter or underwriters participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement.

               (p) Earning Statements. Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provision of Section 11(a) of the Securities Act no later than 45 days after the end of each 12-month period (or 90 days after the end of each 12-month period, if such period is a fiscal year end) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering; or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover each of such 12-month periods.

               (q) Incorporated Documents. Promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the holders of Registrable Securities included in the Registration Statement and to the managing underwriters, if any; and make the Company's representatives available for discussion of such document, and make such changes in such document (other than exhibits thereto) prior to the filing thereof as counsel for such holders or underwriters may reasonably request.

          5.2 Discontinuation of Distribution by Holders. Each holder of Registrable Securities agrees, by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind that would require a Prospectus amendment or supplement pursuant to Section 5.1(k) hereof, such holders will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Section 3.2(e) hereof and the term of this Agreement in Section 9.3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.1(c)(vi) hereof to and including the date when such holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.1(k) hereof or the Advice.

          5.3  Hold-back Agreements and Other Limitations to Registration.

               (a)  Restrictions on Holders.

                    (i) Notwithstanding anything to the contrary contained herein, the Company shall be entitled to postpone for a reasonable period of time the filing of any Registration Statement under Sections 3 or 4 hereof if
(A) any other Registration Statement for an offering of the Company's securities has been filed with the SEC prior to, or is anticipated to be filed within thirty (30) days from, the receipt of a Demand Registration Request, or
(B) with respect to an offering of the Registrable Securities, an audit (other than the regular audit conducted by the Company at the end of its fiscal year) would be required to be conducted pursuant to the Securities Act or the rules and regulations promulgated thereunder, the form on which the Registration Statement is to be filed, or otherwise by the SEC, or by the managing underwriter, if any, unless the holders of Registrable Securities seeking inclusion in such offering agree to pay the cost of such audit, or (C) the Board or a committee thereof determines, in its reasonable judgment, that such registration would have a material adverse effect upon the Company or interfere with any financing, merger, acquisition, sale, corporate reorganization, or other material transaction involving the Company or any of its affiliates; provided, however, that the Company shall promptly give the Initiating Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of such delay.

                    (ii) With respect to an underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement, each holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10) day period prior to, and during the forty-five (45) day period beginning, on the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified thereof in writing by the Company or the managing underwriter or underwriters; provided, however, that all officers and directors of the Company and all other holders holding 2% or more of the Company's issued and outstanding capital stock enter into similar agreements. The provisions of this Section 5.3(a)(ii) shall not apply to any holder of Registrable Securities prevented by applicable statute or regulation from entering into such agreement; provided, however, that any such holder shall undertake in its request to participate in any such underwritten offering, not to effect a public sale or distribution of any applicable class of securities commencing on the date of sale of such applicable class of the securities unless it has provided not less than forty-five (45) days' prior written notice of such sale or distribution to the underwriter or underwriters.

     6.   Registration Expenses.

          6.1 Expenses Borne by Company. Except as specifically otherwise provided in Sections 3.3 and 6.2 hereof, the Company will be responsible for payment of all expenses incident to the Company's performance of or compliance with this Agreement and any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualifications of the Registrable Securities as the managing underwriter or the holders of a majority of the Registrable Securities being sold may designate), fees and expenses associated with filings required to be made with the NASD, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of prospectuses), messenger and delivery expenses, and fees and disbursements of counsel for the Company and for all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), Securities Act liability insurance if the Company so desires and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the "Registration Expenses").

          6.2 Expenses Borne by Holders. Each holder of Registrable Securities included in such registration will be responsible for payment of brokerage discounts, commissions and other sales expenses incident to the registration of any Registrable Shares registered hereunder. In addition, holders of the Registrable Securities will be responsible for the payment of their own legal fees if they retain legal counsel separate from that of the Company. The holders of the Registrable Securities included in such registration shall be responsible for payment of their out-of-pocket expenses and the out-of-pocket expenses of any agents who manage their account.
Holders of Registrable Securities included in such registration also shall be responsible for payment of any underwriting fees if such holders have requested participation of an underwriting with respect to an offering subject to Demand Registration or have elected to participate in a Piggyback Registration using their own underwriter. Any such expenses which are common to the holders of the Registrable Securities included in the registration shall be divided among such holders pro rata on the basis of the number of shares of Registrable Securities being registered on behalf of such holder, or as such holders may otherwise agree.

     7.   Indemnification.

          7.1 Indemnification by Company. In the event of any registration of any Registrable Securities under the Securities Act, the Company hereby agrees to indemnify, to the fullest extent permitted by law, and hold harmless each seller of the Registrable Securities hereby, its officers, directors, employees, partners, agents, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the rules and regulations promulgated thereunder) such holder or acts on behalf of such holder, and each other Person who participates as an underwriter in the offering or sale of such Registrable Securities, against all losses, claims, damages, liabilities and expenses (including attorneys fees) in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any Registration Statement in which such Registrable securities are registered under the Securities Act, Prospectus or preliminary prospectus contained therein, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified person for any reasonable legal or any other expenses reasonably incurred by them or any of them in connection with investigating or defending any such claim (or action or proceeding in respect thereof); provided, that the Company shall not be liable in any such case to the extent that (i) same arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such Prospectus or preliminary prospectus, or in any amendment or supplement thereto in reliance on and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically stating that it is for use in the preparation thereof, (ii) such holder or any underwriter or selling agents failed to deliver a copy of the Prospectus or any amendments or supplements thereto to the Person asserting such loss, claim, damage, liability, or expense if the Company had furnished such holder with a reasonably sufficient number of copies of the same, or
(iii) such holder has violated the provisions of Section 5.2 hereof. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a holder or any such underwriter and shall survive the transfer of the Registrable Securities by a holder.

          7.2 Indemnification by Sellers. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information concerning such holder that is required by the provisions of applicable law and regulation to be included in a Registration Statement as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, each such holder, jointly and severally, will indemnify the Company, its directors and officers, and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld or delayed; and provided, further, that, in no event shall any indemnity under this Section 7.2 exceed the net proceeds from the offering actually received by such holder.

          7.3 Assumption of Defense by Indemnifying Party. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claims on behalf of such Person). If such defense is not assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party which is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall pay the reasonable fees and expenses of such additional counsel or counsels. The failure of any indemnified party to provide the notice required by Section 7.3(a) above shall not relieve the indemnifing party under this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

          7.4 Contribution. If for any reason the indemnification provided for in Sections 7.1 and 7.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 7.1 and 7.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.5 Binding Effect. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     8.   Participation in Underwritten Registrations.

          8.1 Underwriting Arrangements. No Person may participate in any Registration Statement hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under such underwriting arrangements.


          8.2 Agreement To Provide Information. Each holder of Registrable Securities seeking registration of its Registrable Securities pursuant to the terms of this Agreement, whether pursuant to Section 3 or Section 4 hereof, will furnish promptly to the Company and any managing underwriter such information regarding such holder and the proposed distribution of the Registrable Shares by such holder as they may request and as may be required in connection with any registration, qualification, or compliance referred to
in this Agreement.   In the event that a holder of Registrable Securities
fails or refuses to provide such information for any reason within a reasonable time after a request therefor by the Company or the managing underwriter, if any, the Company will be relieved of obligations to include such Registrable Securities in such registration.

     9.   General Provisions.

          9.1 No Inconsistent Agreements. The Company will not on or after the date hereof, without the consent of the holders of not less than two-thirds of the Registrable Securities, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement, grants to any person or entity rights as to registration that all superior to are more beneficial than the rights granted hereunder, or otherwise conflicts with the provisions hereof. The rights granted to holders of Registrable Securities hereunder do not in any way conflict with any other agreement to which the Company is a party.

          9.2 Remedies. All remedies under this Agreement, or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          9.3 Term. Except as specifically otherwise provided herein, the provisions of this Agreement shall terminate upon the earlier to occur of: (i) no Registrable Securities remain outstanding, (ii) all of the Registrable Securities may be transferred, sold, or otherwise disposed of in accordance with the provisions of Rule 144(e) or 144(k) promulgated under the Securities Act, or (iii) on the fifth anniversary of this Agreement.

          9.4 Amendments and Waivers. Except as otherwise specifically provided herein, this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the then outstanding shares of Registrable Securities.

          9.5 Assignment. This Agreement shall be binding upon and inure to the benefit and be enforceable by the parties hereto, and their respective successors and assigns, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities also are for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities so long as, and to the extent that, such securities continue to be Registrable Securities.

          9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          9.7 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          9.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

          9.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          9.11 Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by telecopy and shall be deemed to have been received at the time of personal delivery, on the next business day if delivered by express courier, three business days after deposit in the mail, or at the time of transmission, if sent by telecopy during the recipient's business hours (or otherwise on the next business day). Such notices, demands and other communications will be sent to each holder at the address indicated on the records of the Company and to the Company at the address indicated below:

               (a)  If to the Company:

                    3604 Swann Avenue
                    Tampa, Florida 33609
                    Attn:  Corporate Secretary

               (b)  If to Stockholders:

                    To their respective addresses shown on the Company's records or to such other address or to the attention of such Person as the recipient party has specified by prior written notice to the sending party.

               with a copy, which shall not constitute notice, to:

                    Richard A. Denmon, Esq.
                    Carlton, Fields, P.A.
                    777 South Harbour Island Boulevard
                    Tampa, Florida  33602

          9.12 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to a holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach.

          9.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Remainder of Page Intentionally Left Blank -- Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              ODYSSEY MARINE EXPLORATION, INC.,
                              a Nevada corporation


                              By:/s/ John C. Morris
                                 John C. Morris
                                 President and Chief Executive Officer


                              PURCHASER:

                              MACDOUGALD FAMILY LIMITED
                              PARTNERSHIP, a Nevada limited partnership

                              By:  MACDOUGALD MANAGEMENT, INC.,  a Nevada
                                   corporation, General Partner


                              By:/s/ James E. MacDougald
                                 James E. MacDougald, President